                                  POWER OF ATTORNEY

      Know all by these present, that the undersigned does hereby constitute and appoint Dawn Phillipson, Christian Sedor, Suzanne Hanselman, Charlotte Pasiadis
and Tess Wafelbakker, and each of them, as the undersigned's true and lawful attorneys-in-fact and agents to do any and all things, and execute any or all instruments which, after the advice of counsel, said attorneys and agents may deem necessary and advisable to enable the undersigned to comply with the
Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission ("SEC"), including specifically, but without limitation thereof, power of attorney to sign the undersigned's name to a Form ID, Form 144, Form 3, Form 4 or Form 5, and any
amendments thereto, to be filed with the SEC; and the undersigned does hereby ratify and confirm all that any of said attorneys and agents shall do or cause to be done by virtue hereof.  The undersigned may revoke the authority granted herein upon delivering a signed written notice to the foregoing attorneys-in-
fact.

Executed on this 22nd day of September, 2021.

/s/ John M. Roth
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Name: John M. Roth